Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 (No. 333-201644) of our report dated March 31, 2015, relating to the financial statements of FlexShopper, Inc., which appears in such Registration Statement. We also consent to the reference to our firm under the caption “Experts” in Amendment No.3 to the Registration Statement (Form S-1 No. 333-201644) and related Prospectus of FlexShopper, Inc. for the registration of 13,593,214 shares of its common stock.

/s/ EisnerAmper LLP

New York, NY

July 13, 2015